AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT BETWEEN KEYON
COMMUNICATION HOLDINGS, INC. AND TECNOLOGY SPECIALIST GROUP,
INC. (“AMENDMENT”)

AMENDMENT TO ASSET PUCHASE AND SALE AGREEMENT, dated as of July 2, 2010 (the “Agreement”), by and between KeyOn Communications Holdings, Inc., a Delaware company (“KeyOn”) on the one hand, and Technology Specialists Group, Inc., an Illinois company (“TSG”), on the other hand. Each of KeyOn and TSG is hereinafter sometimes referred to as a “Party” and together as the “Parties”.

BACKGROUND

WHEREAS, the Parties entered into that certain Agreement pursuant to which, TSG agreed to sell, and KeyOn agreed to purchase specific assets for certain payments as more specifically set forth in the Agreement, including paragraphs 3.1-3.2 and Schedule 3.1(d) attached thereto, among other things.

WHEREAS, Buyer has been in possession of the purchased Assets for more than four months;

WHEREAS, as a result of post-closing adjustments and further negotiations by and between the Parties, the Parties have agreed to amend the Agreement as indicated below.

NOW, THEREFORE, for good and valuable consideration, which the Parties hereto acknowledge, the Parties agree as follows.

1.	Paragraph 3.1(a) is deleted in its entirety and replaced with the following:

Buyer shall pay to Seller, in cash at closing the amount of Thirty-Five Thousand Dollars ($35,000), and shall make a further payment to Seller in cash in the amount of Eight Thousand Two Hundred Twenty-Three Dollars ($8,223) based on the final determination of all Purchase Price Adjustments.

2.	Paragraph 3.1(d) is deleted in its entirety and replaced with the following:

Beginning ninety days after the Closing Date, or as otherwise agreed to by the Parties, the Buyer shall make one quarterly payment of Eleven Thousand Three Hundred Seventy-Five Dollars ($11,375) and six quarterly payments of Eighteen Thousand and Seven Hundred and Fifty Dollars ($18,750) and an eighth and final payment in the amount of Forty Three Thousand and Seven Hundred and Fifty Dollars ($43,750) (the “Post-Closing Payments”). For the sake of clarity, he Post Closing Payments are Described in Amended Schedule 3.1(d) attached hereto.

3.	Section 3.2 (Purchase Price Adjustments) is deleted in its entirety.

BY THEIR SIGNATURES BELOW, EACH OF THE UNDERSIGNED REPRESENT THAT THEY HAVE READ THE FOREGOING AND FULLY UNDERSTAND AND AGREE TO EACH AND ALL OF THE TERMS AND CONDITIONS SET FORTH HEREIN.

All other terms and the Conditions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties have each approved and executed this Amendment effective February 14, 2011.

TECHNOLGY SPECIALISTS GROUP, INC	KEYON COMMUNICATIONS HOLDINGS, INC

By: /s/ Carl Davis	By: /s/ Jason Lazar
Name: Carl Davis	Name: Jason Lazar
Its: President	Its: VP Corporate Development